Verbal agreement

This Verbal Agreement («Agreement») is made between Yulia Lazaridou, president and treasurer of Minaro Corp. («President») and Minaro Corp. («Company»).

This Agreement is witness therefore that President has agreed to loan the Company needed funds, in the amount not more then sixty thousand $60,000 US dollars («Loan»), which is necessary for the Form S-1 registration process of the Company.

In case if the Company needs more then the Loan, it has to be certified by written agreement.

The Loan is unsecured and does not bear any interest. The Loan does not have the repayment date and other provisions.

/s/ Yulia Lazaridou

Yulia Lazaridou